UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]     Preliminary Proxy Statement

[_]     Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x]     Definitive Proxy Statement

[_]     Definitive Additional Materials

[_]     Soliciting Material Under Rule 14a-12

EAGLE BULK SHIPPING INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]     No fee required.

[_]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth theamount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[_]	Fee paid previously with preliminary materials.
[_]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for whichthe offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount previously paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Eagle Bulk Shipping Inc. 477 Madison Avenue, Suite 1405 New York, New York 10022 (212) 785-2500

November 6, 2015

Dear Shareholder:

You are cordially invited to attend the 2015 Annual Meeting of Shareholders of Eagle Bulk Shipping Inc., which will be held at the offices of Akin Gump Strauss Hauer & Feld LLP, 44th Floor, One Bryant Park, New York, New York 10036 at 10:00 a.m., local time, on Wednesday, December 16, 2015. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.

The actions expected to be taken at the Annual Meeting are described in detail in the Company’s Proxy Statement.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, if you have elected to receive your proxy materials by mail, please date, sign and return the proxy card. If you received your proxy materials over the Internet, please vote by Internet or by telephone in accordance with the instructions provided in the Notice of Internet Availability of Proxy Materials that you will receive in the mail. If you decide to attend the meeting in person, you will be able to vote in person, even if you have previously submitted a proxy.

I hope that you will attend the meeting, and I look forward to seeing you there.

Sincerely,

/S/ Paul M. Leand Jr.
Paul M. Leand Jr.
Chairman of the Board

(This page intentionally left blank.)

Eagle Bulk Shipping Inc. 477 Madison Avenue, Suite 1405 New York, New York 10022 (212) 785-2500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 16, 2015

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Eagle Bulk Shipping Inc., a Marshall Islands corporation (“Eagle Bulk Shipping” or the “Company”), will be held on Wednesday, December 16, 2015, at 10:00 a.m., local time, at the offices of Akin Gump Strauss Hauer & Feld LLP, 44th Floor, One Bryant Park, New York, New York 10036, for the following purposes:

1.	To elect seven Directors to the Board of Directors;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2015;

3.	To approve, on an advisory basis, the Company’s executive compensation; and

4.	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

As of the date of this proxy statement, the Company has received no notice of any matters, other than those set forth above, that may properly be presented at the Annual Meeting. If any other matters are properly presented for consideration at the Annual Meeting, the persons named as proxies on the proxy card, or their duly constituted substitutes acting at the Annual Meeting, or any adjournment or postponement of the Annual Meeting, will be deemed authorized to vote the shares represented by proxy or otherwise act on such matters in accordance with their judgment.

The close of business on October 21, 2015, has been fixed as the record date for determining those shareholders entitled to vote at the Annual Meeting. Accordingly, only shareholders of record as of the close of business on that date are entitled to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. A list of such shareholders will be available at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on December 16, 2015:

The proxy statement and 2014 Annual Report are available on the Internet at

http://materials.proxyvote.com/y2187A.

Whether or not you expect to attend the Annual Meeting in person, and no matter how many shares you own, please vote your shares as promptly as possible. Submitting a proxy now will help assure a quorum.

If you plan to attend in person, please arrive at least 30 minutes before the meeting begins in order to check in with security, where you will be asked to present valid picture identification such as a driver’s license or passport.

By Order of the Board of Directors,

/s/Adir Katzav
Adir Katzav
Chief Financial Officer and Secretary

New York, New York

November 6, 2015

Eagle Bulk Shipping Inc. 477 Madison Avenue, Suite 1405 New York, New York 10022 (212) 785-2500

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD DECEMBER 16, 2015

This proxy statement is furnished to shareholders of Eagle Bulk Shipping Inc. (“Eagle Bulk Shipping” or the “Company”) in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of Eagle Bulk Shipping (the “Board of Directors”) for use in voting at the 2015 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the offices of Akin Gump Strauss Hauer & Feld LLP, 44th Floor, One Bryant Park, New York, New York 10036, on Wednesday, December 16, 2015, at 10:00 a.m., local time, and at any adjournment or postponement thereof. If you plan to attend in person, please arrive at least 30 minutes before the meeting begins in order to check in with security, where you will be asked to present valid picture identification such as a driver’s license or passport.

This proxy statement is first available to shareholders at http://materials.proxyvote.com/y2187A on or about November 6, 2015.

This proxy statement complies with the proxy rules applicable to smaller reporting companies, as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1

PROPOSAL NO. 1: ELECTION OF DIRECTORS	6

CORPORATE GOVERNANCE	9

EXECUTIVE OFFICERS	14

2014 SUMMARY COMPENSATION TABLE	14

2014 DIRECTOR COMPENSATION TABLE	19

EQUITY COMPENSATION PLAN INFORMATION	20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23

REPORT OF THE AUDIT COMMITTEE	25

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT	26

PROPOSAL NO. 2: RAIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	28

PROPOSAL NO. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	29

SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS	30

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	30

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS	30

OTHER MATTERS	31

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. We believe that by electing to provide access to our proxy materials over the Internet, we will reduce the amount of natural resources used in connection with the distribution of our proxy materials and our Annual Meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive by mail a printed set of the proxy materials, at no charge. Shareholders who have already requested to receive paper copies of our proxy materials will receive a full set of our proxy materials, including our proxy card, in the mail and will not receive the Notice.

You may request that a copy of the proxy materials be sent to you at no charge by sending a written request to Adir Katzav, Secretary of Eagle Bulk Shipping Inc., at 477 Madison Avenue, Suite 1405, New York, New York 10022, telephone (212) 785-2500. You may also indicate a preference for receiving an electronic or paper copy of proxy materials for future shareholder meetings by notification to the same address or by following the instructions on the website referred to in the Notice.

Why didn’t I receive a Notice in the mail?

We are providing shareholders who have previously requested to receive paper copies of the proxy materials with paper copies instead of a Notice.

We are providing a Notice e-mail to those shareholders who have previously elected delivery of the proxy materials electronically. Those shareholders should have received an e-mail containing a link to the website where our proxy materials are available and a link to the proxy voting website.

Why am I receiving these proxy materials?

Our Board of Directors has made these proxy materials available to you on the Internet, or, upon your request, has delivered printed versions to you by mail, in connection with the Board of Directors’ solicitation of proxies for use at the Annual Meeting. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

What is included in these proxy materials?

These materials include:

●	Our proxy statement for the Annual Meeting; and

●	Our 2014 Annual Report to Shareholders, which includes our audited consolidated financial statements for the fiscal year ended December 31, 2014.

If you request printed versions of these proxy materials by mail, these materials will also include the proxy card for the Annual Meeting.

How can I get electronic access to the proxy materials?

Your Notice of Internet Availability of Proxy Materials or proxy card will contain instructions on how to:

●	View our proxy materials for the Annual Meeting on the Internet; and

●	Instruct us to send our future proxy materials to you electronically by e-mail.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:

●	the election of seven Directors to hold office until the 2016 Annual Meeting of Shareholders;

●	the ratification of the appointment of Deloitte & Touche s LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2015; and

●	approval, on an advisory basis, of the Company’s executive compensation.

Shareholders will also be asked to consider and vote at the Annual Meeting on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. At this time, the Company’s Board of Directors is unaware of any matters, other than those set forth above, that may properly come before the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

The Board of Directors has fixed the close of business on October 21, 2015 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of the Record Date, Eagle Bulk Shipping had 38,232,054 shares of common stock outstanding and entitled to vote.

How many votes do I have?

Each share of common stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the shareholders, including the election of Directors. Cumulative voting by shareholders is not permitted.

What are the Board of Directors’ voting recommendations?

The Board of Directors recommends that you vote:

(1) “FOR” the nominees of the Board of Directors in the election of Directors;

(2) “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2015; and

(3) “FOR” the proposal regarding an advisory vote on executive compensation.

How can I vote my shares?

You can vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting. You can vote by proxy as follows:

●

by mail – If you are a shareholder of record and you requested to receive paper copies of our proxy materials by mail, you may submit your proxy by dating and signing the proxy card that is included in the paper proxy materials that will be mailed to you on or around November 6, 2015 and mailing it in the enclosed, postage paid envelope or, if you are a beneficial owner of shares held in street name, you may submit your proxy by filling out the voting instruction form provided by your broker, trustee or other nominee, and mailing it in the enclosed, postage paid envelope. Votes submitted by written proxy must be received by 5:00 p.m. local time on the day before the Annual Meeting.

●

by telephone or by Internet – If you have telephone or Internet access, you may submit your proxy via our electronic voting platform at http://www.proxyvote.com or submit a proxy by telephone at 1-800 690-6903 until 11:59 p.m. local time on the day before the Annual Meeting by following the instructions provided in the Notice, or if you received a printed version of our proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction form.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Please follow their instructions carefully.

If you attend the Annual Meeting, you may vote in person, even if you have previously submitted a proxy. If you require directions to attend the meeting, please send a written request to Adir Katzav, Secretary of Eagle Bulk Shipping Inc., at 477 Madison Avenue, Suite 1405, New York, New York 10022, telephone (212) 785-2500.

What do I need to bring to be admitted to the Annual Meeting?

If you plan to attend the Annual Meeting in person, please arrive at least 30 minutes before the meeting begins in order to check in with security, where you will be asked to present valid picture identification such as a driver’s license or passport. In addition, if your shares are held in the name of your broker, trustee or other nominee and you wish to attend the Annual Meeting, you must bring an account statement or letter from the broker, trustee or other nominee indicating that you were the owner of the shares as of the Record Date.

How may I vote my shares in person at the Annual Meeting?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to vote in person at the Annual Meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the Annual Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, trustee or other nominee that holds your shares, giving you the right to vote the shares at the meeting.

If I am the beneficial owner of shares held in “street name” by my broker, will my broker automatically vote my shares for me?

Rules applicable to broker-dealers grant your broker discretionary authority to vote your shares without receiving your instructions on certain “routine” matters, including the ratification of the independent registered public accounting firm. The proposal to elect seven Directors, the advisory vote on executive compensation, and any other business property presented at the Annual Meeting are non-routine matters. As a result, your broker does not have discretionary authority to vote your shares on these matters on your behalf without receiving specific voting instructions from you.

How will my voting instructions be treated?

If you provide specific voting instructions, your shares will be voted as instructed.

If you hold shares as the shareholder of record and sign and return a proxy card or vote by telephone or Internet without giving specific voting instructions, then your shares will be voted as recommended by our Board of Directors.

If you are the beneficial owner of shares held through a broker, trustee or other nominee, and you do not give instructions to that nominee on how you want your shares voted, then generally your nominee can vote your shares on certain “routine” matters. At our Annual Meeting, only Proposal No. 2 is considered routine, which means that your broker, trustee or other nominee can vote your shares on Proposal No. 2 if you do not timely provide instructions to vote your shares.

If you are the beneficial owner of shares held through a broker, trustee or other nominee, and that nominee does not have discretion to vote your shares on a particular proposal and you do not give your broker instructions on how to vote your shares, then the votes will be considered broker non-votes. A broker “non-vote” will be treated as unvoted for purposes of determining approval for the proposal and will have the effect of neither a vote for nor a vote against the proposal.

What is a broker “non-vote” and how would it affect the vote?

A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Under rules applicable to broker-dealers, Proposal No. 2, concerning the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2015, is an item on which brokerage firms may vote in their discretion on behalf of their clients, even if such clients have not furnished voting instructions. Thus, there will be no broker “non-votes” on Proposal No. 2. Brokerage firms may not vote with respect to Proposals No. 1 or No. 3 without their clients having furnished voting instructions. Thus, there may be broker “non-votes” with respect to Proposals No. 1 and No.3, but they will have no effect on Proposals No. 1 and No. 3.

What is an “abstention” and how would it affect the vote?

An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter (other than the election of Directors for which the choice is limited to “for” or “withhold”). Abstentions are counted as present for purposes of determining a quorum. Abstentions will not be counted as having been voted and will have the same impact as a vote that is marked “AGAINST” for purposes of Proposals No. 2 and No. 3.

Who will count the votes?

The Company’s proxy processor and tabulator, Broadridge Financial Solutions, Inc., will serve as proxy tabulator and count the votes. The results will be certified by the inspectors of election.

Could other matters be decided at the Annual Meeting?

At this time, we are unaware of any matters, other than as set forth above, that may properly come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the proxy, or their duly constituted substitutes acting at the Annual Meeting or any adjournment or postponement of the Annual Meeting, will be deemed authorized to vote or otherwise act on such matters in accordance with their judgment.

How can I change my vote?

Any person signing a proxy card in the form to be mailed to you on or about November 6, 2015, has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by any of the following methods:

●	by writing a letter delivered to Adir Katzav, Secretary of Eagle Bulk Shipping, 477 Madison Avenue, Suite 1405, New York, New York 10022, stating that the proxy is revoked;

●	by submitting in writing, by telephone or Internet another proxy with a later date; or

●	by attending the Annual Meeting and (i) voting in person or (ii) hand delivering a written notice of revocation to the Secretary of the Annual Meeting before we begin voting.

What are the quorum and voting requirements to elect Directors and approve the other proposal described in the proxy statement?

In order to take action on the matters scheduled for a vote at the Annual Meeting, a quorum (a majority of the aggregate number of shares of the Company’s common stock outstanding and entitled to vote as of the Record Date for the Annual Meeting) must be present in person or by proxy.

A plurality of the votes cast at the annual meeting is required for approval of Proposal No. 1, concerning the election of Directors, and the affirmative vote of a majority of the shares present in person, or represented by proxy at the Annual Meeting, and entitled to vote on such matters is required for approval of Proposal No. 2, concerning the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2015, Proposal No. 3, concerning the advisory vote on executive compensation, and the approval of any other business properly presented at the Annual Meeting.

Who will conduct the proxy solicitation and how much will it cost?

We will pay the costs relating to this proxy statement, the proxy solicitation and the Annual Meeting. We may reimburse brokerage firms and other persons representing beneficial owners of shares held in street name for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and employees may also solicit proxies. They will not receive any additional pay for the solicitation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Under the Second Amended and Restated Articles of Incorporation of the Company, the Board of Directors consists of not less than one and not more than fifteen members, with the exact number of directors comprising the Board of Directors determined from time to time by resolutions adopted by the Board of Directors. Currently, the Board of Directors is comprised of seven Directors. The seven Directors have terms expiring at the Annual Meeting. The Nominating and Governance Committee has recommended and the Board of Directors has nominated the seven current Directors, Randee E. Day, Justin A. Knowles, Paul M. Leand Jr., Stanley H. Ryan, Bart Veldhuizen, Gary Vogel and Gary Weston for re-election as Directors, each to serve for a one-year term until the 2016 Annual Meeting of Shareholders of the Company and until his or her respective successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. Although management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as the holders of the proxies may, in their discretion, determine.

Directors are elected by a plurality of the votes cast at the Annual Meeting, either in person or by proxy.

Nominee Information

The Board of Directors believes that each director nominee possesses the qualities and experience that the Nominating and Governance Committee believes that nominees should possess, as described in detail below in the section entitled “Corporate Governance-Director Nominations.” The Board of Directors seeks out, and the Board of Directors is comprised of, individuals whose background and experience complement those of other Board members. The nominees for election to the Board of Directors, together with biographical information furnished by each of them, are set forth below. There are no family relationships among executive officers and directors of the Company.

The following is information regarding the nominees for election as Directors:

  Randee E. Day, age 67, has served as a Director of the Company since the Company’s restructuring in October 2014. Ms. Day briefly served as interim President of the Company from February 25, 2014 through March 6, 2015. Ms. Day is President and CEO of Day & Partners, LLC. a specialized advisory firm focused on the maritime and offshore industries. Ms. Day has an extensive background as an owner/operator of public companies, a senior lending officer, and as an advisor on M&A and restructuring transactions. Prior to founding Day & Partners, LLC in 2011, Ms. Day served as interim CEO of DHT Maritime, Inc., a NYSE-listed owner/operator of 12 crude oil tankers. Previously, Ms. Day was Managing Director at the Seabury Group, a transportation advisory firm. She was the Division Head of JP Morgan’s shipping group in New York and served as the senior lending officer for the bank’s shipping clients in Asia, Europe, and the Americas. She served as a director of TBS International Ltd. from 2001 to 2012, of Ocean Rig ASA, Oslo, Norway, an operator of ultra-deep-water oil rigs, from 2008 to 2009, and of DHT Maritime, Inc. from 2005 to 2013. In 2014, Ms. Day was appointed as an independent director alongside appointees from Angelo, Gordon & Co. and Oaktree Capital Management to the board of Excel Maritime Carriers Ltd. Ms. Day holds a B.A. degree from the School of International Relations at the University of Southern California and is a graduate of the Senior Executive Program in International and National Security at the Harvard Kennedy School. She is also a Director of the American-Georgian Business Council. The Board of Directors selected Ms. Day as a Director because it believes that Ms. Day brings valuable management, financial and corporate governance experience to the Board of Directors. Ms. Day has spent over 35 years in the shipping sector, including the capacities of acting CEO, independent director and audit committee chair for other publicly-traded companies in the shipping sector. Ms. Day’s expertise on financial issues and trends facing the maritime industry enables her to provide insight, guidance and strategic direction to the Board of Directors.

      Justin A. Knowles, age 47, has served as a Director of the Company since the Company’s emergence from bankruptcy on October 15, 2014 and is the Chair of our Audit Committee. Mr. Knowles graduated from the University of Edinburgh in 1990 with a MA Hons degree in Accounting and Economics before joining Ernst & Young where he trained and qualified as a Chartered Accountant. In 1994 he left Ernst & Young to join Bank of Scotland, initially working in various Head Office roles, before joining the Bank’s Shipping Finance team in 1999.   Mr. Knowles spent 13 years working in senior roles within the shipping team, in both loan origination and debt restructure/work-out units, working with a wide variety of public and private shipping companies. In 2012, Mr. Knowles left banking to establish Dean Marine Advisers Ltd, a UK-based shipping finance consultancy that works with banks, financial institutions and ship owners providing strategic advice on shipping projects and investments. The Board of Directors selected Mr. Knowles to serve as a Director because it believes he has valuable business and management experience and important perspectives on issues facing our Company. Mr. Knowles’s experience enables him to provide insight, guidance and strategic direction to the Board of Directors. Mr. Knowles has a strong financial background, including an understanding of financial statements, corporate finance, accounting and capital markets.

      Paul M. Leand Jr., age 49, has served as a Director of the Company since the Company’s restructuring in October 2014 and is the Chairman of the Board of Directors. Mr. Leand also serves as Chief Executive Officer of AMA Capital Partners, a New York City-based transportation and energy merchant bank and advisory firm; he joined AMA from First National Bank of Maryland in 1998 and was appointed to CEO in 2004. He has led the development of AMA's restructuring practice, helping AMA earn its position as the pre-eminent maritime restructuring advisor for both creditors and borrowers. Mr. Leand has been involved in the restructuring of numerous high yield issues including Golden Ocean Group Ltd., Atlantic Container Line (ACL), Global Ocean, Pegasus Maritime, Inc. and Enterprises Shipping and Trading S.A., and Horizon Lines, Inc. Within the offshore segement, Mr. Leand has led AMA’s efforts in the restructurings of, among others, PetroMENA ASA, Sevan Marine ASA, Remedial Offshore Limited. and Equinox Offshore Accommodation Ltd. Mr. Leand has also been involved in numerous M&A transactions, including with Golden Ocean Group Ltd., Ship Finance International Limited (SFL) and TECO Transport Corp. and also spearheaded the firm’s private equity investments in Chembulk Tankers and PLM Financial Services Inc. and Lloyds Fonds AG. Mr. Leand serves as a Director of Golar LNG Partners LP (NASDAQ), Lloyd Fonds AG (Frankfurt Stock Exchange), North Atlantic Drilling Ltd. (Oslo Stock Exchange), SeaDrill Ltd. (NYSE) and Ship Finance International Ltd. (NYSE).  Mr. Leand holds a BS/BA from Boston University's School of Management. The Board of Directors selected Mr. Leand to serve as a director because it believes he has valuable management, finance, and strategic decision-making experience. Mr. Leand has significant restructuring expertise, particularly within the shipping industry. Mr. Leand is familiar with a range of corporate and board functions based on significant prior board experience.

      Stanley H. Ryan, age 54, has served as a Director of the Company since the Company’s restructuring in October 2014. Mr. Ryan served as Chief Executive Officer of the Company on an interim basis from March 2015 to September 2015. Prior to that, Mr. Ryan was a non-executive Director on the board, and he returned to a non-executive Director role immediately afterwards, assuming the Chair of the Nominating and Governance Committee. Mr. Ryan spent the previous 25 years with Cargill, Inc. in a number of executive and general management roles worldwide. From 2011 to 2014 in Shanghai, China, Mr. Ryan was the Global Platform Leader responsible globally for co-leading all of Cargill’s Agricultural Supply Chain businesses (soft commodities) and also served as a member of the company’s global Corporate Center. In 2010, Mr. Ryan served as the President/Managing Director of Cargill Food Ingredients Australia/New Zealand in Sydney, Australia. From 2006 to 2010, Mr. Ryan was the President/Managing Director of Cargill Refined Oils Europe based in Schiedam, The Netherlands. From 1999 to 2006, Mr. Ryan was stationed in Minneapolis, Minnesota as the President of Cargill’s North American Dressings, Sauces and Oils business. In 1998, Mr. Ryan was the General Manager of Cargill’s Brazil Refined Oils in São Paulo, Brazil, after performing the same role for Cargill’s Venezuela Refined Oils business in Caracas, Venezuela from 1995 to 1997. From 1992 to 1995, Mr. Ryan was the General Manager of Oilseeds Processing in Sidney, Ohio. Mr. Ryan joined Cargill in 1989 at its global headquarters in Minneapolis, Minnesota and remained there until 1992 in the Strategy and Business Development Function. Mr. Ryan earned two master’s degrees, an MA in international relations and a MBA from the University of Chicago in 1989.  He received his bachelor’s degree in economics and Computer Applications from the University of Notre Dame in 1984. The Board of Directors selected Mr. Ryan to serve as a director because it believes Mr. Ryan has valuable leadership capabilities that will strengthen Eagle Bulk Shipping and are appropriate to our current environment. Mr. Ryan provides extensive hands-on leadership experience across a range of asset and operationally intensive multinational businesses, particularly ones concentrated in the international commodities trade, cyclical industries, and spanning both developed and emerging markets.

      Bart Veldhuizen, age 48, has served as a Director of the Company since the Company’s restructuring in October 2014 and is the Chair of the Company’s Compensation Committee. Mr. Veldhuizen has been working in the shipping industry since 1994 on both the banking and non-banking sides. He started his career with Van Ommeren Shipping, a Dutch public shipping and storage company after which he joined DVB Bank SE as a shipping banker working in both Rotterdam and Piraeus. In 2000, he joined Smit International, a publicly listed Maritime service provider active in salvage, marine contracting and harbor towage. After working for Smit International in both Greece and Singapore, Mr. Veldhuizen returned to the Netherlands in August 2003 to work with NIBC Bank, a Dutch-based merchant bank. From August 2007 until October 2011, he was the Managing Director & Head of Shipping of Lloyds Banking Group plc. In this capacity, Mr. Veldhuizen managed the combined Lloyds Bank and Bank of Scotland’s $16 billion shipping loan and lease portfolio. From 2011 to 2015, through his private company Swaen Marine, he advised various hedge funds and private equity firms on a variety of shipping investments in both the credit and hard asset spaces. Currently, Mr. Veldhuizen is on the Board of Managing Directors of DVB Bank SE where he is responsible for the bank’s Shipping & Offshore franchises. Mr. Veldhuizen holds a degree in Business Economics from the Erasmus University in Rotterdam, The Netherlands. Mr. Veldhuizen is a former director of Seadrill Partners LLC and Golar LNG Partners LP as well as a board member of A.R. Investments PTE Ltd, a joint venture between Apollo Global Management and the Rickmers Group until April 2015. The Board of Directors selected Mr. Veldhuizen to serve as a director because it believes that Mr. Veldhuizen brings valuable banking and financial expertise. Mr. Veldhuizen brings over 20 years of experience in international banking specialized in shipping to the Board of Directors.

Gary Vogel, age 49, has served as Chief Executive Officer and Director of Eagle Bulk Shipping Inc. since September 2015. Prior to joining the Company, Mr. Vogel was Chief Executive Officer of Clipper Group Ltd., one of the world’s leading privately-held ship owning and operating groups. He was also a Partner and served as a Director of Clipper Group, Ltd. Mr. Vogel previously held the positions of co-Chief Executive Officer of Clipper Group Ltd. and Chief Executive Officer of Clipper Bulk, a division of Clipper Group Ltd., which he joined in 2000. Prior to his service with Clipper Group Ltd., Mr. Vogel was President of Van Ommeren Bulk Shipping (USA), Inc. Mr. Vogel graduated from the U.S. Merchant Marine Academy in 1988 with a Bachelor of Science degree in Marine Transportation as well as a U.S. Coast Guard Unlimited Tonnage 3rd Officers License. Subsequently, he served as an officer in the U.S. Naval Reserve. Mr. Vogel is currently on the Lloyd’s Register of North America Advisory Committee, and is a former Board Member of the American Institute for International Steel. The Board of Directors selected Mr. Vogel to serve as a director because of his valuable business and management experience related to his overseeing of Clipper Group Ltd.’s fleet of approximately 125 vessels, including approximately 100 dry bulk vessels that are substantially similar to those comprising the Company’s fleet.

Gary Weston, age 57, has served as a Director of the Company since the Company’s restructuring in October 2014. Mr. Weston is the chairman of C Transport Maritime S.A.M (“CTM”). From 2004 until 2011, he was CTM’s CEO and at the same time, director of various affiliated companies controlled by the Ceres Group of Companies.  CTM are the commercial and technical ship managers for Carras Ltd., CBC Holdings Ltd. and Drylog Ltd. as well as the commercial managers for Freight Trading Ltd. and Tara Ltd. Mr. Weston is the Chief Executive Officer of CBC and was until recently also the interim Chief Executive Officer of Carras Ltd. From 1998 to 2004, Mr. Weston was the executive chairman of H. Clarkson & Co. Ltd. and CEO of Clarksons PLC, the world’s largest shipbroker and the leading provider of integrated shipping services. He started his career at H. Clarkson & Co. Ltd. in 1979 as a trainee shipbroker. In addition to his current role at CTM, from 2006 to 2011, was chairman to the Investors Committee for Global Maritime Investments, a privately-owned freight trading group.  Since 2006, he has served as a Director of the United Kingdom Freight Demurrage and Defence Association Limited, a leading provider of legal defense services in the shipping industry. From 1992 to 2004, he was a director with the International Transport Intermediaries Club, a professional indemnity insurer of service providers in the transport and offshore industries. Mr. Weston is a member of the Chartered Institute of Logistics and Transport. He received a BSc in Maritime Studies from the University of Wales, in Cardiff. The Board of Directors selected Mr. Weston to serve as a Director because it believes that Mr. Weston brings valuable management and financial experience to the Board of Directors, including extensive experience with commercial and technical ship managers. Mr. Weston has a strong operations background and has experience with vessels acquisition opportunities.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 1, THE ELECTION OF RANDEE E. DAY, JUSTIN A. KNOWLES, PAUL M. LEAND JR., STANLEY H. RYAN, BART VELDHUIZEN, GARY VOGEL AND GARY WESTON AS DIRECTORS.

CORPORATE GOVERNANCE

Meetings of the Board of Directors

  The Board of Directors held seventeen meetings in 2014. Each Director attended at least 75% of the aggregate meetings of the Board of Directors, and meetings held by all committees on which such Director served, during the period for which such Director served. The Board of Directors met in executive session five times during 2014.

Directors are invited and expected to attend the Company’s Annual Meeting of Shareholders.

Director Independence

The Board of Directors affirmatively determined that the following Directors, including each Director serving on the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, satisfy the independence requirements of Rule 4350(c) of NASDAQ’s listing standards: Randee E. Day, Justin A. Knowles, Paul M. Leand Jr., Stanley H. Ryan, Bart Veldhuizen and Gary Weston. The Board of Directors also determined that all members of the Audit Committee, Compensation Committee and Nominating and Governance Committee are independent under applicable NASDAQ and SEC rules for committee members.

There is no family relationship between any of the Director nominees or executive officers of the Company.

Director Terms

The Directors serve until the next Annual Meeting of Shareholders or until their office shall otherwise be vacated pursuant to our By-laws.

Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee, the respective members and functions of which are described below. Current charters describing the nature and scope of the responsibilities of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee are posted on our website at www.eagleships.com under the headings “Investors—Corporate Governance” and are available in print upon request to Eagle Bulk Shipping Inc., 477 Madison Avenue, Suite 1405, New York, New York 10022.

Audit Committee

The Company’s Audit Committee is comprised of Justin A. Knowles (Chair), Randee E. Day and Bart Veldhuizen, each of whom qualifies as independent under the applicable NASDAQ listing requirements and SEC rules. The Board of Directors has determined that Justin A. Knowles is an audit committee “financial expert” as such term is defined in applicable SEC rules, and that he has the requisite financial management expertise within the meaning of NASDAQ rules and regulations. As directed by its written charter, which was adopted on October 29, 2014, the Audit Committee is responsible for, among other duties, appointing and overseeing the work of, and relationship with, the independent auditors, including reviewing their formal written statement describing the Company’s internal quality-control procedures and any material issues raised by the internal quality-control review or peer review of the Company or any inquiry or investigation by governmental or professional authorities and their formal written statement regarding auditor independence; reading and discussing with management and the independent auditors the annual audited financial statements and quarterly financial statements, and preparing annually a report to be included in the Company’s proxy statement; providing oversight of the Company’s accounting and financial reporting principles, policies, controls, procedures and practices; and discussing with management polices with respect to risk assessment and risk management. In addition, the Board of Directors has tasked the Audit Committee with reviewing transactions with related parties that were previously reviewed by the Company’s Conflicts Committee, which was dissolved in connection with the Company’s restructuring in October 2014. The Audit Committee held six meetings during fiscal year 2014. See the Report of the Audit Committee in this Proxy Statement for additional information regarding the Audit Committee’s actions in fiscal year 2014.

 Compensation Committee

The Company’s Compensation Committee is comprised of Bart Veldhuizen (Chair), Paul M. Leand Jr. and Gary Weston, each of whom qualifies as independent under the applicable NASDAQ listing requirements and SEC rules. As directed by its written charter, which was approved on June 3, 2005, amended in November 2006, and further amended on October 29, 2014, the Compensation Committee, among other duties, makes recommendations to the Board of Directors as to the Company’s general compensation philosophy; reviews and approves those corporate goals and objectives established by the Board of Directors that are relevant to the compensation of the Company’s Chief Executive Officer and evaluates the performance of the Company’s Chief Executive Officer and other executive officers and determines executive officer compensation, including benefits and perquisites; and reviews and approves employment, severance or change in control agreements. In addition, the Compensation Committee evaluates and recommends, for approval by the Board of Directors, the appropriate level of compensation and fees for Board of Directors Committee service by non-employee directors. The Compensation Committee held four meetings during fiscal year 2014.

Nominating and Governance Committee

The Company’s Nominating and Governance Committee is comprised of Stanley H. Ryan (Chair), Randee E. Day and Paul M. Leand Jr., each of whom qualifies as independent under the applicable NASDAQ listing requirements and SEC rules. As directed by its written charter, which was approved on October 29, 2014, the Nominating and Governance Committee, among other duties, assists the Board of Directors in identifying and evaluating qualified individuals to become members of the Board of Directors, and proposing nominees for election to the Board of Directors and to fill vacancies; considers nominees duly recommended by shareholders for election to the Board of Directors; and evaluates annually the independence of each member of the Board of Directors under applicable NASDAQ listing requirements and SEC rules. The Nominating and Governance Committee held one meeting in fiscal year 2014.

Conflicts Committee

The Company established a Conflicts Committee as of February 4, 2009. The Conflicts Committee was established for the purpose of negotiating a management agreement dated August 4, 2009, and amended and restated on October 15, 2014, between the Company and Delphin Shipping LLC, an entity affiliated with Sophocles Zoullas, who was then serving as the Company’s Chief Executive Officer, and Kelso & Company, L.P. Pursuant to the management agreement, which has been filed with the SEC as an exhibit to the Company's annual report on Form 10-K for the year ending December 31, 2009, the Company provides certain management services for vessels owned and to be acquired by Delphin Shipping LLC and will have certain rights of first refusal over vessel acquisition and chartering opportunities presented to Delphin Shipping LLC. Pursuant to the Conflict Committee's charter adopted as of May 21, 2009, the Conflicts Committee was also responsible for evaluating and managing potential conflicts of interest arising between the Company and Delphin Shipping LLC arising out of transactions contemplated under the management agreement and ensuring Delphin Shipping LLC's compliance with the terms of the management agreement. The Conflicts Committee was comprised solely of independent members of the Board of Directors who did not have any direct or indirect interest in any investment, contract or other transaction to which Delphin Shipping LLC or Kelso & Company, L.P. are a party. The Conflicts Committee held three meetings during fiscal year 2014. As part of the Company’s restructuring, the duties of the Conflicts Committee passed to the Audit Committee which held one meeting covering conflicts during fiscal year 2014.

Nomination of Directors

Nominees for our Board of Directors are selected by the Board of Directors based upon the recommendation of the Nominating and Governance Committee in accordance with the policies and principles set forth in the Committee’s charter and our corporate governance guidelines. The Nominating and Governance Committee seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. This assessment will include an individual’s independence, as well as consideration of diversity (although we have not adopted a formal diversity policy with regard to the selection of Directors), age, skills, necessary experience, soundness of judgment, ability to contribute to a diversity of viewpoints among board members, commitment, time and diligence to effectively discharge board responsibilities, qualifications, intelligence, education and experience to make a meaningful contribution to board deliberations. Directors should be persons of good character and thus should generally have the personal characteristics of integrity, accountability, judgment, responsibility, high performance standards, commitment, enthusiasm, and courage to express his or her views. The Nominating and Governance Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company.

The Nominating and Governance Committee identifies potential candidates by asking current Directors and executive officers to notify the Committee if it becomes aware of persons meeting the criteria described above, who might have an interest in serving as a Director.

Shareholders may recommend qualified persons for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder. Shareholders making a recommendation must submit the same information as that required to be included by the Company in its proxy statement with respect to nominees of the Board of Directors. The shareholder recommendation should be submitted in writing, addressed to: Adir Katzav, Secretary of Eagle Bulk Shipping Inc., 477 Madison Avenue, Suite 1405, New York, New York 10022.

How Our Compensation Decisions Are Made

Role of the Board of Directors and Compensation Committee

The Company’s executive compensation is determined by the Company’s Compensation Committee. Although not required under the Compensation Committee’s charter, the Company’s executive compensation for 2014 has been ratified by the unanimous consent of the Company’s full Board of Directors.

Our Board of Directors is responsible for establishing and administering our executive compensation and equity incentive programs. This duty of the Board of Directors has been delegated to the Compensation Committee in accordance with the Compensation Committee’s charter. The Compensation Committee reviews executive performance to establish compensation and approves appropriate modifications to the named executive officers’ compensation. The Committee evaluates and recommends, for approval by the Board of Directors, the annual compensation of the non-employee directors and oversees the equity compensation plans in accordance with Marshall Islands law.

Role of Management

     The Compensation Committee has sole authority to establish annual compensation for the Company’s named executive officers, and none of the named executive officers determines his own pay.

Code of Ethics

The Company’s Code of Ethics, which applies to our Directors, executive officers and employees, is available on our website at www.eagleships.com, and copies are available in print upon request to Eagle Bulk Shipping Inc., 477 Madison Avenue, Suite 1405, New York, New York 10022. The Company intends to satisfy any disclosure requirements regarding any amendment to, or waiver from, a provision of this Code of Ethics by posting such information on the Company’s website within four business days after such amendment or waiver.

Communications with the Board of Directors

Shareholders and other interested parties may communicate with members of the Board of Directors, including reporting any concerns related to governance, corporate conduct, business ethics, financial practices, legal issues and accounting or audit matters in writing addressed to the Board of Directors, or any such individual Directors or group or committee of Directors by either name or title in care of: Secretary of Eagle Bulk Shipping Inc., 477 Madison Avenue, Suite 1405, New York, New York 10022.

All communications received as set forth above will be opened by the office of our Secretary for the sole purpose of determining whether the contents represent a message to our Directors. Materials that are unrelated to the duties and responsibilities of the Board of Directors, such as solicitations, résumés and other forms of job inquiries, surveys and individual customer complaints, or materials that are unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, but will be made available upon request to the Board of Directors, a committee of the Board of Directors or individual Directors as appropriate, depending on the facts and circumstances outlined in the communication.

Board of Directors Leadership Structure

As noted above, our Board of Directors is currently comprised of six independent and one non-independent director. We recognize that different Board of Directors leadership structures may be appropriate for the Company during different periods of time and under different circumstances. We believe that our current Board of Directors leadership structure is suitable for us because it allows us to consider a broad range of opinions in the course of our Board of Directors deliberations, including those with knowledge of the Company’s day-to-day operations and business strategy, as well as those with an experienced independent viewpoint.

Our Board of Directors has determined that the Company should maintain separate roles for our Chairman of the Board of Directors and Chief Executive Officer. We believe this leadership structure is currently in the best interests of the Company and our stockholders, is appropriate given the particular expertise and strengths of our Chairman and Chief Executive Officer, and allows the individuals to focus on their primary roles. We separate the roles of Chairman and Chief Executive Officer in recognition of the differences between the two roles. Our Chief Executive Officer has the general responsibility for implementing the policies of the Company and for the management of the day-to-day business and affairs of the Company. Our Chairman has been closely involved with the Company since its emergence from bankruptcy. Given his unique knowledge, experience and relationship with the Board of Directors, we believe his continued service as Chairman provides significant value to the Company and its shareholders, and that it is beneficial for our Chairman to lead our Board of Directors members as they provide leadership to our management team. In addition, our Chairman contributes significantly to developing and implementing our strategy; facilitating communication among the directors; developing Board of Directors meeting agendas in consultation with management; and presiding at Board of Directors and shareholder meetings. We believe that having a separate Chairman creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management's actions are in the best interests of the Company and our stockholders. As a result, we believe that having a separate Chairman can enhance the effectiveness of the Board of Directors as a whole.

Our corporate governance guidelines provide the flexibility for our Board of Directors to modify or continue our leadership structure in the future, as it deems appropriate.

The Role of the Board of Directors in Risk Oversight

Senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. The Company has developed a consistent, systemic and integrated approach to risk management to help determine how best to identify, manage and mitigate significant risks throughout the Company.

The Board of Directors is responsible for overseeing management in the execution of its responsibilities, including assessing the Company’s approach to risk management. The Board of Directors exercises these responsibilities periodically as part of its meetings and also through three of its committees, each of which examines various components of enterprise risk as part of its responsibilities. The Audit Committee has primary responsibility for addressing risks relating to financial matters, particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting. The Nominating and Governance Committee oversees risks associated with the independence of the Board of Directors and succession planning. The Compensation Committee has primary responsibility for risks and exposures associated with the Company’s compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally, including whether it provides appropriate incentives that do not encourage excessive risk taking.

An overall review of risk is inherent in the Board of Directors’ evaluation of the Company’s long-term strategies and other matters presented to the Board of Directors. The Board of Directors’ role in risk oversight of the Company is consistent with the Company’s leadership structure; the CEO and other members of senior management are responsible for assessing and managing the Company’s risk exposure, and the Board of Directors and its committees provide oversight in connection with those efforts.

Executive Sessions

Consistent with our corporate governance guidelines, the non-employee directors of the Board of Directors regularly hold executive sessions. The Audit Committee, in accordance with its charter, meets separately with our executives at regular intervals or as otherwise deemed appropriate throughout the year to review our financial affairs, and meets separately in sessions with the independent auditors at such times as the Audit Committee deems appropriate to fulfill its responsibilities under its charter. The independent directors met in executive sessions five times during 2014.

EXECUTIVE OFFICERS

The Company’s current executive officers are:

●

Gary Vogel, Director and Chief Executive Officer, for whom information is set forth under the heading “Nominee Information” above. Mr. Vogel was appointed to the position of Chief Executive Officer on July 7, 2015, effective as of September 1, 2015 and consequently was not a named executive officer for the 2014 fiscal year.

●

Adir Katzav, age 45, has served as Chief Financial Officer of Eagle Bulk Shipping Inc. since July 2012. Prior to his appointment as Chief Financial Officer, Mr. Katzav served as Director of Financial Reporting upon joining the Company in 2008. During his 21-year career, Mr. Katzav developed substantial expertise in corporate finance, mergers and acquisitions, debt and capital markets regulatory structures. Prior to joining the Company, Mr. Katzav served as a Senior Audit Manager, in addition to other roles, for PricewaterhouseCoopers LLP in both the United States and overseas, where he provided business advisory and auditing services to public and private companies across multiple industries. Mr. Katzav earned a bachelor's degree in Statistics and Operations Research and Accounting.

2014 SUMMARY COMPENSATION TABLE

The following Summary Compensation Table sets forth the compensation of our executive officers, or the named executive officers, for the fiscal years ending on December 31, 2014 and 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1, 2)	Option Awards ($)(1, 2)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Sophocles N. Zoullas	2014	900,000	—	8,905,887	7,257,287	—	—	30,267	17,093,441
(former Chief Executive Officer)(4)	2013	900,000	600,000	—	—	—	—	30,267	1,530,267

Adir Katzav	2014	350,000	—	1,515,800	1,072,784	—	—	10,200	2,948,784
(Chief Financial Officer)	2013	350,000	650,000	—	—	—	—	10,200	1,010,200

Alexis P. Zoullas	2014	700,000	—	2,204,800	1,560,413	—	—	10,200	4,475,413
(former Chief Operating Officer)(5)	2013	700,000	300,000	—	—	—	—	10,200	1,010,200

(1)

The amounts shown in this column represent the aggregate fair value of the awards as of the grant date, computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” Estimates of forfeitures for service-based vesting are disregarded. See notes to our audited financial statements included in our 2014 Annual Report on Form 10-K, filed with the SEC on April 2, 2015, for the assumptions used.

(2)

In accordance with the Debtor’s Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”), which was confirmed by the United States Bankruptcy Court for the Southern District of New York, on October 15, 2014 (the “Effective Date”), the Company adopted a post-emergence management incentive program (the “Management Incentive Program,”) which provides for the distribution of primary equity (“New Eagle MIP Primary Equity”) in the form of shares of common stock of the reorganized Company (“New Eagle Common Stock”), and options (“New Eagle MIP Options”), to the participating senior management and other employees of the reorganized Company with 2% of the New Eagle Common Stock (on a fully diluted basis) on the Effective Date, and two tiers of options to acquire 5.5% of the New Eagle Common Stock (on a fully diluted basis) with different strike prices based on the equity value for the reorganized Company and a premium to the equity value, each of the foregoing to vest generally over a four year schedule through 25% annual installments commencing on the first anniversary of the Effective Date. The New Eagle MIP Primary Equity is subject to vesting, but the holder thereof is entitled to receive all dividends paid with respect to such shares as if such New Eagle MIP Primary Equity had vested on the grant date (subject to forfeiture by the holder in the event that such grant is terminated prior to vesting unless the administrator of the Management Incentive Program determines otherwise). The New Eagle MIP Options will contain adjustment provisions to reflect any transaction involving shares of New Eagle Common Stock, including as a result of any dividend, recapitalization, or stock split, so as to prevent any diminution or enlargement of the holder’s rights under the award.

On the Effective Date, the Company granted to its former Chief Executive Officer, Mr. S. Zoullas, 540,540 shares of New Eagle MIP Primary Equity and New Eagle MIP Options exercisable for 675,676 shares at an exercise price of $18 and 810,811 shares at an exercise price of $25.25. On December 2, 2014, the Company granted shares of New Eagle MIP Primary Equity, 160,000 to its former Chief Operating Officer, Mr. A. Zoullas and 110,000 to its Chief Financial Officer, and New Eagle MIP Options exercisable for 200,000 shares to Mr. A. Zoullas and 137,500 shares to its Chief Financial Officer, at an exercise price of $18 and 240,000 shares to Mr. A. Zoullas and 165,000 shares to its Chief Financial Officer, at an exercise price of $25.25. The non-cash compensation cost for the Company’s stock option plans was determined using the fair value method of FASB ASC Topic 718 “Compensation-Stock Compensation.” See notes to our audited financial statements included in our 2014 Annual Report on Form 10-K, filed with the SEC on April 2, 2015, for the assumptions used.

(3)	Amounts shown in this column include Company matching contributions to the 401(k) Plan of $10,200 for each of the executives. Additionally, in accordance with the terms of his employment agreement, amounts shown for its former Chief Executive Officer, Mr. S. Zoullas, include the cost paid by the Company for his life insurance, in the amount of $20,067 for each of 2013 and 2014.

(4)	On March 9, 2015, the Company’s former Chief Executive Officer, Mr. S. Zoullas, resigned from the Company. In connection with the resignation, the Company entered into a separation agreement and general release. The agreement provides, among other things, vesting of 270,270 restricted shares of New Eagle Common Stock previously granted to Mr. S. Zoullas on the Effective Date. All other equity awards previously granted by the Company to Mr. S. Zoullas were forfeited without consideration pursuant to the separation agreement.

(5)	Effective April 27, 2015, the Company’s former Chief Operating Officer, Mr. A. Zoullas, separated from the Company. In connection with the resignation, the Company entered into a separation agreement and general release. The agreement provides, among other things, vesting of 40,000 restricted shares of New Eagle Common Stock previously granted to Mr. S. Zoullas on the Effective Date. All other equity awards previously granted by the Company to Mr. A. Zoullas were forfeited without consideration pursuant to the separation agreement.

Agreements with our former Chief Executive Officer

On October 15, 2014, we entered into an agreement with Sophocles N. Zoullas pursuant to which Mr. S. Zoullas served as our Chief Executive Officer through his resignation, which was effective as of March 9, 2015. The agreement had an initial term ending on June 18, 2017. On February 19, 2015, Mr. S. Zoullas delivered written notice to the Company purporting to be a Notice of Termination for Good Reason pursuant to the employment agreement. The notice was the first correspondence received by the Company claiming that events or circumstances constituting “good reason” for Mr. S. Zoullas to terminate his employment under the employment agreement had occurred.

Effective March 9, 2015, Mr. S. Zoullas resigned from all positions that he held or has ever held with the Company and its subsidiaries, including, without limitation, as a member of the Board of Directors. In connection with Mr. S. Zoullas’s resignation, on March 9, 2015, the Company, a subsidiary of the Company and Mr. S. Zoullas entered into a separation agreement and general release which, subject to certain terms and conditions with respect to clauses (ii) and (iii) below, among other things, provided Mr. S. Zoullas with (i) a lump sum payment consisting of all unpaid salary and accrued unused vacation pay, (ii) the vesting of 270,270 restricted shares of New Eagle Common Stock previously granted to Mr. S. Zoullas pursuant to a Restricted Stock Award Agreement, dated as of October 15, 2014, and the Company’s 2014 Equity Incentive Plan and (iii) the Company’s waiver of Mr. S. Zoullas’s obligations pursuant to the covenant related to non-competition set forth in his employment agreement. Any and all other equity awards previously granted by the Company to Mr. S. Zoullas, including, without limitation, pursuant to those certain Option Award Agreements, dated as of October 15, 2014, between the Company and Mr. S. Zoullas were canceled without consideration pursuant to the separation agreement. Additionally, the employment agreement was terminated effective March 9, 2015 in accordance with the separation agreement and subject to the survival of certain provisions of the employment agreement (including the covenant related to non-solicitation set forth in the employment agreement). The separation agreement also includes mutual general releases and a covenant related to mutual non-disparagement.

Employment of Interim Chief Executive Officer Stanley Ryan

During his tenure as Chief Executive Officer of the Company, the Company paid Mr. Ryan a monthly salary of $50,000. Mr. Ryan was not party to an employment agreement with the Company while serving as interim Chief Executive Officer.

Employment Agreement with Current Chief Executive Officer

On July 7, 2015, the Company announced that it appointed Gary Vogel as Chief Executive Officer of the Company, effective as of September 1, 2015. Mr. Vogel also joined the Board of Directors of the Company on such date. In connection with his appointment, the Company, Eagle International and Mr. Vogel entered into an employment agreement on July 6, 2015. Pursuant to the employment agreement, Mr. Vogel receives an annual base salary of $675,000 and will be eligible to receive a discretionary cash bonus as determined by the Compensation Committee of the Company’s Board of Directors with a target amount equal to 125% of his annual base salary, provided that such discretionary cash bonus shall equal no less than 85% of his annual base salary for the calendar year 2015, on a prorated basis. In addition, on September 29, 2015, the Company granted to Mr. Vogel 325,000 restricted shares of New Eagle Common Stock, an option to purchase 325,000 shares of New Eagle Common Stock at an exercise price per share equal to $5.87, and an option to purchase 325,000 shares of New Eagle Common Stock at an exercise price per share equal to $13.00, in each case, subject to the terms of the Company’s 2014 Equity Incentive Plan and the applicable award agreement. The options have a five year term and vest ratably on each of the first four anniversaries of September 1, 2015, subject to Mr. Vogel’s continued employment with the Company on each applicable vesting date. The restricted shares vest as to 100% of such restricted shares on the third anniversary of the September 1, 2015, subject to Mr. Vogel’s continued employment with the Company on the vesting date, subject to adjustment in the event Mr. Vogel’s employment is terminated by the Company without cause or by him for good reason, as set forth in his employment agreement. In the event that Mr. Vogel’s employment is terminated by the Company without cause or by him for good reason, Mr. Vogel will become entitled to receive the following as severance: (i) an amount equal to one and one half times (1.5x) the sum of his annual base salary plus 75% of his target annual bonus, (ii) to the extent he timely elects COBRA continuation coverage, Mr. Vogel will be reimbursed for the costs of COBRA premiums for 18 months following termination and (iii) all equity awards in the Company held by Mr. Vogel will vest as if Mr. Vogel remained employed for an additional year beyond the date of termination. Mr. Vogel is subject to nonsolicitation and noncompetition covenants during the course of his employment and for 12 months following termination of employment for any reason.

Other Executive Officers

Effective April 27, 2015, Alexis P. Zoullas, Chief Operating Officer of the Company and President of Eagle International, separated from the Company and its subsidiaries. On May 1, 2015, the Company, Eagle International and Mr. A. Zoullas entered into a separation agreement and general release. Subject to certain terms and conditions, the separation agreement provides Mr. Zoullas with, among other things, vesting of 40,000 restricted shares of New Eagle Common Stock previously granted to Mr. Zoullas on December 2, 2014. All other equity awards previously granted by the Company to Mr. Zoullas have been canceled. The separation agreement also includes mutual general release, a non-solicitation obligation on Mr. Zoullas, and a covenant related to mutual non-disparagement.

Equity-Based Compensation

In accordance with the Plan, on the Effective Date, the Company adopted the post-emergence Management Incentive Program, which provides for the distribution of New Eagle MIP Primary Equity in the form of shares of New Eagle Common Stock, and New Eagle MIP Options, to the participating senior management and other employees of the reorganized Company with 2% of the New Eagle Common Stock (on a fully diluted basis) on the Effective Date, and two tiers of options to acquire 5.5% of the New Eagle Common Stock (on a fully diluted basis) with different strike prices based on the equity value for the reorganized Company and a premium to the equity value, each of the foregoing to vest generally over a four year schedule through 25% annual installments commencing on the first anniversary of the Effective Date. The New Eagle MIP Primary Equity is subject to vesting, but the holder thereof is entitled to receive all dividends paid with respect to such shares as if such New Eagle MIP Primary Equity had vested on the grant date (subject to forfeiture by the holder in the event that such grant is terminated prior to vesting unless the administrator of the Management Incentive Program determines otherwise). The New Eagle MIP Options will contain adjustment provisions to reflect any transaction involving shares of New Eagle Common Stock, including as a result of any dividend, recapitalization, or stock split, so as to prevent any diminution or enlargement of the holder’s rights under the award.

Outstanding Equity Awards at Fiscal Year End 2014

The following table summarizes the equity awards held by the named executive officers as of December 31, 2014:

		Option Awards(1)				Stock Awards (1)
Name	Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Sophocles N. Zoullas (former	10/15/2014					540,540	7,929,722
Chief Executive Officer)(2)	10/15/2014		675,676	18.00	10/15/2021
	10/15/2014		810,811	25.25	10/15/2021

Adir Katzav	12/02/2014					110,000	1,613,700
(Chief Financial Officer)	12/02/2014		137,500	18.00	12/02/2021
	12/02/2014		165,000	25.25	12/02/2021
Alexis P. Zoullas(3) (former	12/02/2014					160,000	2,347,200
Chief Operating Officer)	12/02/2014		200,000	18.00	12/02/2021
	12/02/2014		240,000	25.25	12/02/2021

(1)	In accordance with the Plan, on the Effective Date, the Company granted its former Chief Executive Officer, Mr. S. Zoullas, (i) 540,540 shares of New Eagle Common Stock, (ii) New Eagle MIP Options exercisable for 675,676 shares at an exercise price of $18 and (iii) New Eagle MIP Options exercisable for 810,811 shares at an exercise price of $25.25. The shares of Mr. S. Zoullas’ restricted common stock and the options vest in four equal installments on each of the first four anniversaries of the Effective Date. Also pursuant to the Plan, on December 2, 2014, the Company granted its Chief Financial Officer (i) 110,000 shares of New Eagle Common Stock, (ii) New Eagle MIP Options exercisable for 137,500 shares at an exercise price of $18.00 and (iii) New Eagle MIP Options exercisable for 165,000 shares at an exercise price of $25.25, and the Company granted its former Chief Operating Officer, Mr. A. Zoullas, (i) 160,000 shares of New Eagle Common Stock, (ii) New Eagle MIP Options exercisable for 200,000 shares at an exercise price of $18 and (iii) New Eagle MIP Options exercisable for 240,000 shares at an exercise price of $25.25. The shares of restricted common stock and the options vest in four equal installments on each of the first four anniversaries of December 2, 2014.

(2)

On March 9, 2015, the Company’s former Chief Executive Officer, Mr. S. Zoullas, resigned from the Company. In connection with the resignation, the Company entered into a separation agreement and general release. The agreement provides, among other things, a vesting of 270,270 of New Eagle Common Stock previously granted to Mr. S. Zoullas. All other equity awards previously granted by the Company to Mr. S. Zoullas were forfeited without consideration pursuant to the separation agreement.

(3)

Effective April 27, 2015, the Company’s former Chief Operating Officer, Mr. A. Zoullas, separated from the Company. In connection with the separation, the Company entered into a separation agreement and general release. The agreement provides, among other things, a vesting of 40,000 of New Eagle Common Stock previously granted to Mr. A. Zoullas. All other equity awards previously granted by the Company to Mr. A. Zoullas were forfeited without consideration pursuant to the separation agreement.

Retirement Benefits

      We provide retirement plan benefits, discussed in this section below, that we believe are customary in our industry. We provide them to remain competitive in retaining talent and attracting new talent to join us.

401(k) Savings Plan

     We provide all qualifying full-time employees with the opportunity to participate in our tax-qualified 401(k) savings plan. The plan allows employees to defer receipt of earned salary, up to tax law limits, on a tax-advantaged basis. Accounts may be invested in a wide range of mutual funds. Up to tax law limits, we provide a 100% match for the first 3% of salary and 50% for the next 2% of salary participant.

Pension Benefits

The Company does not provide pension benefits.

Potential Payments Upon Termination or Change-In-Control

As discussed above, Sophocles N. Zoullas and Alexis P. Zoullas separated from their positions with the Company on March 9, 2015 and April 27, 2015, respectively.

In connection with Sophocles N. Zoullas's resignation, on March 9, 2015, the Company, Eagle International and Mr. S. Zoullas entered into a separation agreement and general release. The separation agreement provides, among other things, Mr. Zoullas with vesting of 270,270 restricted shares of New Eagle Common Stock previously granted to Mr. S. Zoullas on October 15, 2014 and the Company’s waiver of Mr. s. Zoullas's obligations pursuant to the covenant related to non-competition set forth in his employment agreement. Any and all other equity awards previously granted by the Company to Mr. S. Zoullas were forfeited without consideration pursuant to the separation agreement. The separation agreement also includes mutual general releases and a covenant related to mutual non-disparagement.

In connection with Alexis P. Zoullas’s separation, on May 1, 2015, the Company, Eagle International and Mr. A. Zoullas entered into a separation agreement and general release. Subject to certain terms and conditions, the separation agreement provides Mr. A. Zoullas with, among other things, vesting of 40,000 restricted shares of New Eagle Common Stock previously granted to Mr. A. Zoullas on December 2, 2014. All other equity awards previously granted by the Company to Mr. A. Zoullas have been canceled. The separation agreement also includes mutual general release, a non-solicitation obligation on Mr. Zoullas and a covenant related to mutual non-disparagement.

On July 6, 2015, in connection with Gary Vogel’s appointment as Chief Executive Officer of the Company, Eagle International and Mr. Vogel entered into an employment agreement. Under his employment agreement, in the event that Gary Vogel’s employment is terminated by the Company without cause or by him for good reason, Mr. Vogel will become entitled to receive the following as severance: (i) an amount equal to one and one half times (1.5x) the sum of his annual base salary plus 75% of his target annual bonus, (ii) to the extent he timely elects COBRA continuation coverage, Mr. Vogel will be reimbursed for the costs of COBRA premiums for 18 months following termination and (iii) all equity awards in the Company held by Mr. Vogel will vest as if Mr. Vogel remained employed for an additional year beyond the date of termination. Mr. Vogel is subject to nonsolicitation and noncompetition covenants during the course of his employment and for 12 months following termination of employment for any reason.

The Company has granted to Mr. Katzav, pursuant to the 2014 Equity Incentive Plan, restricted stock and options of the Company that vest in equal annual installments. The applicable award agreements provide (i) that if the executive is terminated without cause or upon such executive’s death or disability, the unvested restricted stock and options granted under the 2014 Equity Incentive Plan will vest at the time of such termination (or death or disability) as though the grantee had remained employed with the Company for an additional year; and (ii) for the right to receive dividends on unvested restricted stock, subject to repayment of any dividends previously paid upon any forfeiture of such restricted stock.

2014 DIRECTOR COMPENSATION TABLE

The following Director Compensation Table sets forth the compensation of our Directors (who were not named executive officers of the Company) for the fiscal year ending on December 31, 2014. Mr. Ryan will qualify as a named executive officer for the fiscal year ending on December 31, 2015.

On October 15, 2014, as provided in the Plan, the members of the Company’s independent board of directors prior to the Effective Date ceased to be directors of the reorganized Company. The initial members of the reorganized Company’s Board of Directors consist of Randee E. Day, Justin A. Knowles, Paul M. Leand Jr., Stanley H. Ryan, Bart Veldhuizen and Gary Weston. Gary Vogel became a member of the Board of Directors, effective as of September 1, 2015. Mr. Vogel will qualify as a named executive officer for the fiscal year ending December 31, 2015.

Name (a)	Fees earned or paid in cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-equity incentive plan compensation ($) (e)	Nonqualified deferred compensation earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Randee E. Day(1)	18,750						18,750
Justin A. Knowles(2)	19,792						19,792
Paul M. Leand Jr.(3)	33,333						33,333
Stanley H. Ryan(4)	15,625						15,625
Bart Veldhuizen(5)	18,750						18,750
Gary Weston(6)	13,542						13,542
Joseph M. Cianciolo(7, 8)	217,745						217,745
David B. Hiley(7)	132,622						132,622
Douglas P. Haensel(7, 9)	202,337						202,337
Jon Tomasson(7, 10)	201,291						201,291
Thomas B. Winmill(7)	127,622						127,622

(1)

The fee earned, on a pro-rata basis, represents a cash retainer of $65,000 for a non-employee Director, a cash retainer of $10,000 for serving on the Audit Committee and a cash retainer of $15,000 for serving as the Chair of the Nominating and Governance Committee. Ms. Day is no longer the Chair of the Nominating and Governance Committee.

(2)

The fee earned, on a pro-rata basis, represents a cash retainer of $65,000 for a non-employee Director, a cash retainer of $10,000 for serving on the Compensation Committee and a cash retainer of $20,000 for serving as Chair of the Audit Committee. Mr. Knowles is no longer a member of the Compensation Committee.

(3)

The fee earned, on a pro-rata basis, represents a cash retainer of $140,000 for a non-employee Chairman of the Board and a cash retainer, for each committee, of $10,000 for serving on each of the Compensation Committee and Nominating and Governance Committee.

(4)

The fee earned, on a pro-rata basis, represents a cash retainer of $65,000 for a non-employee Director and a cash retainer of $10,000 for serving on the Audit Committee. On March 6, 2015, Mr. Ryan was appointed as the Company’s interim Chief Executive Officer until he returned to the role of a non-employee Director and became Chair of the Nominating and Governance Committee.

(5)

The fee earned, on a pro-rata basis, represents a cash retainer of $65,000 for a non-employee Director and a cash retainer, for each committee, of $10,000 for serving on each of the Compensation Committee and Nominating and Governance Committee. Mr. Veldhuizen is currently the Chair of the Compensation Committee.

(6)	The fee earned, on a pro-rata basis, represents a cash retainer for a non-employee Director of $65,000. Mr. Weston is currently a member of the Compensation Committee.
(7)

Represents, for each non-employee Director, a cash retainer of $95,000, a payment of $3,000 for attendance at each meeting of the Board of Directors and a payment of $2,500 for attendance at each committee meeting.

(8)	Includes a cash retainer of $30,000 for serving as Chair of the Audit Committee and $65,000 for serving on the Conflicts Committee.
(9)	Includes a cash retainer of $20,000 for serving as Chair of the Nominating and Governance Committee and $65,000 for serving on the Conflicts Committee.
(10)	Includes a cash retainer of $25,000 for serving as Chair of the Compensation Committee and $65,000 for serving on the Conflicts Committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of the end of the fiscal year 2014 with respect to securities that may be issued under the Company's equity compensation plans, which are comprised of the Eagle Bulk Shipping Inc. 2014 Equity Incentive Plan:

Plan category	Number of securities to be issued upon exercise of outstanding options (a)		Weighted-average exercise price of outstanding options, warrants (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,477,477	(1)	$21.95	1,126,127	(1,2)
Equity compensation plans not approved by security holders	none

(1)

On March 9, 2015, the Company’s former Chief Executive Officer, Mr. S. Zoullas, resigned from the Company. In connection with the resignation, the Company entered into a separation agreement and general release. The agreement provides, among other things, a vesting of 270,270 of New Eagle Common Stock previously granted to its former Chief Executive Officer. All other equity awards previously granted by the Company to Mr. S. Zoullas were forfeited without consideration pursuant to the separation agreement, which includes 1,486,487 New Eagle MIP options that will be available for future issuance. In addition, in connection with Alexis P. Zoullas’s separation, on May 1, 2015, the Company, Eagle International and Mr. A. Zoullas entered into a separation agreement and general release. Subject to certain terms and conditions, the separation agreement provides Mr. A. Zoullas with, among other things, vesting of 40,000 restricted shares of New Eagle Common Stock previously granted to Mr. A. Zoullas on December 2, 2014. All other equity awards previously granted by the Company to Mr. A. Zoullas have been canceled.

(2)

Includes 1,126,127 shares of the Company’s common stock available for issuance pursuant to various types of awards under the 2014 Equity Incentive Plan, including awards of restricted stock, in addition to, or in lieu of, options, warrants or rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s voting common stock as of October 21, 2015 of:

●	each person, group or entity known to the Company to beneficially own more than 5% of our stock;
●	each of our Directors and Director nominees;
●	each of our Named Executive Officers; and
●	all of our Directors and executive officers as a group.

As of the October 21, 2015 record date, a total of 38,232,054 shares of common stock were outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on matters on which common shareholders are eligible to vote.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of that security, or “investment power,” which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities as to which that person has a right to acquire beneficial ownership presently or within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be the beneficial owner of securities as to which that person has no economic interest.

Ownership of Common Stock

	Shares Beneficially Owned(1)
Name (2)	Number	Percentage
Gary Vogel(3)	325,000	*
Adir Katzav (4)	173,362	*
Randee E. Day	0	*
Justin A. Knowles	0	*
Paul M. Leand Jr.	0	*
Stanley H. Ryan	0	*
Bart Veldhuizen	0	*
Gary Weston	0	*
Sophocles N. Zoullas (5)	203,444	*
Alexis P. Zoullas (6)	52,639	*
All Current Directors and Executive Officers as a group (8 persons)	498,362	1.3%
Oaktree Capital Management, L.P. (7)	15,714,556	41.1%
Goldentree Asset Management LP (8)	5,895,175	15.4%
Canyon Capital Advisors LLC (9)	4,735,471	12.4%
Davidson Kempner Capital Management LP (10)	3,801,340	9.9%
Strategic Value Partners, LLC (11)	2,151,806	5.6%
Brigade Capital Management, LP (12)	2,090,068	5.5%

____________________

* Percentage less than 1% of class.

(1)	Based on a total of 38,232,054 shares of common stock outstanding as of October 21, 2015.

(2)	Unless otherwise indicated, the business address of each beneficial owner identified is c/o the Company, 477 Madison Avenue, Suite 1405, New York, New York, 10022.

(3)

Mr. Gary Vogel’s beneficial ownership represents 325,000 shares of our common stock included in Mr. Vogel’s unvested restricted stock awards granted under the 2014 Eagle Bulk Shipping Inc. Equity Incentive Plan.

(4)

Mr. Adir Katzav’s beneficial ownership represents 13,401 shares of our common stock, unvested restricted stock awards of 82,500, warrants exercisable to purchase 1,836 shares of our common stock and options that are exercisable to purchase 75,625 shares of our common stock.

(5)

Mr. Sophocles N. Zoullas’ beneficial ownership represents 138,797 shares of our common stock based on Mr. S. Zoullas’ Form 4 and shares granted to Mr. S. Zoullas and vested in connection with his resignation on March 9, 2015, and warrants exercisable to purchase 64,647 shares of our common stock.

(6)

Mr. Alexis P. Zoullas’ beneficial ownership represents 40,978 shares of our common stock and warrants exercisable to purchase 11,661 shares of our common stock. Effective April 27, 2015, Mr. Zoullas separated from the Company and its subsidiaries with which he held a position.

(7)

Information is based on a Schedule 13D/A filed by Oaktree Capital Management, L.P. on January 14, 2015. Shares listed consist of (i) 15,707,277 shares of common stock, par value $0.01, and (ii) 7,279 shares of common stock issuable upon exercise of the warrants issued and distributed by the Company to the reporting persons in connection with the Company’s restructuring in October 2014.The Schedule 13D/A reports that the securities to which this filing relates are owned directly by OCM Opps EB Holdings, Ltd. (“EB Holdings”) and beneficially owned by EB Holdings, Oaktree Capital Management, L.P., Oaktree Holdings, Inc., Oaktree Capital Group, LLC and Oaktree Capital Group Holdings GP, LLC. According to the Schedule 13D/A, the address of the beneficial owners is c/o Oaktree Capital Group Holdings GP, LLC, 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

(8)

Information is based on a Schedule 13G/A filed by Goldentree Asset Management LP on January 30, 2015 and a series of filings on Form 4, the most recent of which was filed on July 10, 2015, updating the information presented in the Schedule 13G/A. According to the Schedule 13G/A, GoldenTree Asset Management LP, GoldenTree Asset Management LLC, GoldenTree Master Fund, Ltd. and Mr. Steven A. Tananbaum have beneficial ownership of the securities to which the filing relates. According to the Schedule 13G/A, the address of the beneficial owners is 300 Park Avenue, 21st Floor, New York, NY 10022.

(9)

Information is based on a Schedule 13G/A filed by Canyon Capital Advisors LLC on February 17, 2015. According to the Schedule 13G/A, Canyon Capital Advisors LLC, Mitchell R. Julis and Joshua S. Friedman have beneficial ownership of the securities to which the filing relates. According to the Schedule 13G/A, the address of the beneficial owners is 2000 Avenue of the Stars, 11th Floor, Los Angeles, CA 90067.

(10)

Information is based on a Schedule 13G filed by Davidson Kempner Partners on October 27, 2014 and a Form 4 filed on February 2, 2015 updating the information presented in the Schedule 13G. The Schedule 13G reports that the securities to which this filing relates are held directly by M. H. Davidson & Co., Davidson Kempner Partners, Davidson Kempner Institutional Partners, L.P. and Davidson Kempner International, Ltd. According to the Schedule 13G, Davidson Kempner Capital Management LP, Thomas L. Kempner, Jr., Anthony A. Yoseloff, Conor Bastable and Avram Z. Friedman have indirect beneficial ownership of the securities to which the filing relates. According to the Schedule 13G, the address of the beneficial owners is c/o Davidson Kempner Partners, 65 East 55th Street, 19th Floor, New York, New York 10022.

(11)

Information is based on a Schedule 13G filed by Strategic Value Partners, LLC on October 27, 2014. The Schedule 13G reports that the securities to which this filing relates are held directly by Strategic Value Master Fund, Ltd. (“Fund I”), Strategic Value Special Situations Master Fund II, L.P. (“Fund II”), Strategic Value Special Situations Master Fund III, L.P. (“Fund III”), and Strategic Value Special Situations Offshore Fund III-A, L.P. (“Fund III-A”) and, collectively, the “Funds”) and beneficially owned by the Funds, Strategic Value Partners, LLC, as the investment manager of Fund I, SVP Special Situations II LLC, as the investment manager of Fund II, SVP Special Situations III LLC, as the investment manager of Fund III, SVP Special Situations III-A LLC, as the investment manager of Fund III-A, and Victor Khosla. According to the Schedule 13G, the address of the beneficial owners is c/o Strategic Value Partners, LLC, 100 West Putnam Avenue, Greenwich, CT 06830.

(12)

Information is based on a Schedule 13G filed by Brigade Capital Management, LP on February 17, 2015. The Schedule 13G reports that the securities to which this filing relates are held directly by Brigade Capital Management, LP, Brigade Capital Management GP, LLC and Donald E. Morgan, III. According to the Schedule 13G, the address of the beneficial owners is 399 Park Avenue, 16th Floor, New York, New York 10022.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transaction Approval Policy

It is the Company’s policy to enter into or ratify “Related Person Transactions” only when the Board of Directors, acting through the Audit Committee or another independent committee established by the Board of Directors, determines that the Related Person Transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders. A “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company is, was or will be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year end for fiscal years 2014 and 2013, and in which any “Related Person” (as defined in relevant SEC rules) had, has or will have a direct or indirect material interest. A Related Person Transaction includes, but is not limited to, situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to Related Persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. The transactions discussed below were entered into in accordance with the terms of the Company’s Related Persons Transactions policy.

Delphin Management Agreement

  On August 4, 2009, the Company entered into a management agreement (the “Management Agreement”) with Delphin Shipping LLC (“Delphin”), a Marshall Islands limited liability company affiliated with Kelso Investment Associates VII, KEP VI, LLC and the Company's former Chief Executive Officer, Sophocles Zoullas. Pursuant to the Management Agreement, the Company contracted to provide commercial and technical supervisory management services for Delphin vessels for a monthly fee of $15,834 for the first 10 vessels, $11,667 for the second 10 vessels and $8,750 for the third 10 vessels. Construction of the first vessel commenced in December 2010. On the Effective Date, the Management Agreement was amended and restated (as so amended and restated, the “Amended Management Agreement”). Under the Amended Management Agreement, the technical management fee shall be $700 per vessel per day. The commercial management fee shall be 1.25% of charter hire; provided, however, that no commercial management fee shall be payable with respect to charter hire that is earned while a vessel is a member of a pool and with respect to which a fee is paid to the pool manager.

      For the predecessor Company for the period from January 1 to October 15, 2014, total management fees amounted to $1,722,973 and, for the years ended December 31, 2013 and 2012, total management fees amounted to $2,180,088 and $2,180,088, respectively. The advanced balance received from Delphin on account for the management of its vessels as of October 15, 2014 amounted to $2,263,594 and for year ended December 31, 2013 amounted to $457,440. The total reimbursable expenses for the period from January 1 to October 15, 2014 amounted to $203,097. The balance due from Delphin as of October 15, 2014 amounted to $101,224. The balance due mainly consisted of reimbursable expenses.

For the successor Company for the period from October 16 to December 31, 2014, total management fees amounted to $402,661. The advanced balance received from Delphin on account for the management of its vessels as of December 31, 2014 amounted to $1,180,098. The total reimbursable expenses for the period from October 16 to December 31, 2014 amounted to $27,115. The balance due from Delphin as of December 31, 2014 amounted to $16,634. The balance due mainly consisted of management fees, administrative service fees and other reimbursable expenses.

The Amended Management Agreement contains an acknowledgement that the Company may have a conflict in pursuing charter opportunities for Delphin’s vessels and provides a means for dealing with such conflict. The initial term of the Amended Management Agreement is one year from the Effective Date. The Amended Management Agreement is thereafter renewable for successive one year terms at the option of Delphin. The Amended Management Agreement also contains certain termination events in favor of Delphin and the Company.

Registration Rights Agreement

On the Effective Date, and in accordance with the Plan, the Company and certain of its shareholders, including funds related to or managed by Brigade Capital Management, LP, Davidson Kempner Capital Management LP, Oaktree Capital Management, L.P. and Canyon Capital Advisors LLC, entered into a registration rights agreement. The registration rights agreement provides the shareholders party thereto with demand and piggyback registration rights with respect to certain securities of the Company held by them.

New Eagle Equity Warrant Agreement

On the Effective Date, and in accordance with the Plan, warrants (the “New Eagle Equity Warrants”) were issued pursuant to the terms of a warrant agreement (the “Warrant Agreement”). Each New Eagle Equity Warrant has a 7-year term (commencing on the Effective Date) and is exercisable for one share of New Eagle Common Stock (subject to adjustment as set forth in the Warrant Agreement). The New Eagle Equity Warrants are exercisable at an exercise price of $27.82 per share (subject to adjustment as set forth in the Warrant Agreement). The Warrant Agreement contains customary anti-dilution adjustments in the event of any stock split, reverse stock split, stock dividend, reclassification, dividend or other distributions (including, but not limited to, cash dividends), or business combination transaction.

The New Eagle Equity Warrants were distributed to holders of the old equity interests of the predecessor Company (other than the consenting lenders on account of amended lender warrants or shares received upon conversion of the amended lender warrants), which were cancelled as of the Effective Date. Equity interests of the Company issued to directors, officers and employees of the Company under compensatory plans that were unvested as of the Effective Date were deemed vested automatically on the Effective Date, so that all New Eagle Equity Warrants received in exchange therefor were deemed vested.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviewed the Company’s audited financial statements as of and for the year ended December 31, 2014, and discussed them with the Company’s management, addressing, among other things, the quality and the acceptability of the accounting principles, the reasonableness of significant judgments and estimates, and the clarity and completeness of disclosures. The Company’s independent registered public accounting firm for the year ended December 31, 2014, PricewaterhouseCoopers LLP, was responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on its audit of the financial statements. The Audit Committee monitors and reviews the audit. The Audit Committee also reviewed and discussed with PricewaterhouseCoopers LLP the audited financial statements and the matters required by Auditing Standard No. 16, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board and other matters the Committee deemed appropriate.

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, as modified or supplemented, and has discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee also considered whether the independent auditors’ provision of other, non-audit related services to the Company is compatible with maintaining such auditors’ independence.

Based on its discussions with management and PricewaterhouseCoopers LLP, and its review of the representations and information provided by management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

The audit committee recommended the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Respectfully submitted,

The Audit Committee

Justin A. Knowles (Chair)

Randee E. Day

Bart Veldhuizen

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

Change in Independent Registered Public Accounting Firm

On June 25, 2015, the Company, with the approval of the audit committee of its Board of Directors, dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm and engaged Deloitte & Touche LLP as the new independent registered public accounting firm of the Company.

The reports of PwC on the Company’s financial statements for the years ended December 31, 2014 and December 31, 2013 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except as follows:

●

PwC’s report on the financial statements of the Company for the fiscal year ended December 31, 2013 stated: “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not met their Leverage Ratio covenant at December 31, 2013 and does not anticipate meeting their leverage coverage ratio and interest coverage ratio at various measurement dates in 2014. The Company has obtained a waiver for the December 31, 2013 breach and for forecasted breaches at March 31, 2014, but that waiver does not extend to further measurement dates in 2014. The Company is negotiating to obtain additional waivers or modifications of the Fourth Amended and Restated Credit Facility, however there can be no assurance of success, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

●

PwC’s report on the financial statements of the Company for the period from January 1, 2014 to October 15, 2014 stated: “As discussed in Note 1 to the consolidated financial statements, the Company filed a petition on August 6, 2014 with the United States Bankruptcy Court for the Southern District of New York for reorganization under the provisions of Chapter 11 of the Bankruptcy Code. The Company’s Restructuring Support Agreement (“RSA”) was substantially consummated on October 15, 2014 and the Company emerged from bankruptcy. In connection with its emergence from bankruptcy, the Company adopted fresh start accounting.”

●

PwC’s report on the financial statements of the Company as of December 31, 2014 and for the period from October 16, 2014 to December 31, 2014 stated: “As discussed in Note 1 to the consolidated financial statements, the United States Bankruptcy Court for the Southern District of New York confirmed the Company's Restructuring Support Agreement (“RSA”) on September 22, 2014. Confirmation of the plan resulted in the discharge of all claims against the Company that arose before October 15, 2014 and substantially alters rights and interests of equity security holders as provided for in the plan. The plan was substantially consummated on October 15, 2014 and the Company emerged from bankruptcy. In connection with its emergence from bankruptcy, the Company adopted fresh start accounting as of October 16, 2014.”

During the fiscal years ended December 31, 2014 and December 31, 2013, and the subsequent period through June 25, 2015, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused them to make reference thereto in their report on the Company’s financial statements for such fiscal years.

There were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2014 and December 31, 2013, and the subsequent period through June 25, 2015, except that in connection with its audit of the year ended December 31, 2014, PwC informed the Company that as of December 31, 2014, the Company’s internal controls did not operate effectively to ensure that the fresh-start adjustment to reorganization items was recorded accurately and classified appropriately. The Company provided PwC with a copy of the foregoing disclosures made in a current report on Form 8-K (the “Report”) prior to the time the Report was filed with the SEC and requested that PwC furnish a letter addressed to the SEC stating whether it agrees with the statements made in the Report. A copy of PwC’s letter, dated June 29, 2015, was filed as Exhibit 16.1 to the Report filed on June 30, 2015.

Fees to Independent Registered Public Accounting Firm

     As outlined in the table below, we incurred the following fees for the fiscal years ended December 31, 2014 and 2013, for professional services rendered by PwC for the audit of the Company’s annual financial statements and for audit-related services, tax services and all other services, as applicable.

Type of Fees	2014	2013
Audit Fees	$1,322,500	$755,600
Tax Fees	$33,000	$29,500

Total	$1,355,500	$785,100

Audit fees for fiscal years 2014 and 2013 include professional services rendered by PwC for the integrated audit of the company’s consolidated financial statements and the company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, for review of the company’s interim consolidated quarterly financial statements included in the company’s quarterly reports on Form 10-Q, services that are normally provided by PwC in connection with regulatory filings in 2014 and 2013 and services that related with fresh start accounting in 2014.

     Tax fees for fiscal years 2014 and 2013 related to tax planning and tax compliance services.

Pre-Approval Policy for Services Performed by Independent Auditor

The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the Company’s independent auditor. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent auditor.

The Audit Committee has adopted an auditor pre-approval policy which sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the Audit Committee must give prior approval for any amount or type of service within four categories: audit, audit-related, tax services or, to the extent permitted by law, other services that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the auditor is best positioned to provide the most cost effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval provided the member reports any approval so given to the Audit Committee at its next scheduled meeting.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the financial statements of Eagle Bulk Shipping for the fiscal year ending December 31, 2015 and recommends that shareholders vote to ratify this appointment. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

If the shareholders fail to ratify the selection, the Audit Committee will reconsider its selection of auditors. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 2, THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS EAGLE BULK SHIPPING’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2015.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that we provide our shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement on page 14 in accordance with the SEC’s rules.

In considering their vote, shareholders may wish to review with care the information on the compensation provided to our named executive officers presented under “Executive Officers” on pages 14-16 and the information under “How Our Compensation Decisions Are Made” on page 11.

Our primary compensation goals for our named executive officers are to attract, motivate and retain the most talented and dedicated executives and to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of annual and long-term strategic and operational goals.

We believe that the Company’s executive compensation programs have been effective at promoting the achievement of positive results, appropriately aligning pay and performance, and enabling the Company to attract and retain very talented executives.

We are asking our shareholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to express your views on our fiscal year 2014 executive compensation policies and procedures for named executive officers. This vote is not intended to address any specific item of compensation; rather, the vote relates to the overall compensation of our named executive officers and the policies and procedures described in this proxy statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the annual meeting:

RESOLVED, that the shareholders of Eagle Bulk Shipping Inc. approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2015 Annual Meeting of Shareholders, including the compensation tables and accompanying narrative discussion.

Although this is an advisory vote which will not be binding on the Compensation Committee or the Board of Directors, we will carefully review the results of the vote. The Compensation Committee will consider our shareholders’ concerns and take them into account when designing future executive compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 3, THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

SHAREHOLDER PROPOSALS FOR THE

2016 ANNUAL MEETING OF SHAREHOLDERS

Any shareholder desiring to present a proposal for inclusion in the proxy statement for the Company’s 2016 Annual Meeting of Shareholders must deliver the proposal to the Secretary of the Company not later than July 9, 2016. However, if the date of the 2016 Annual Meeting of Shareholders is more than 30 days from December 16, 2016, the anniversary date of the Annual Meeting, a proposal will be considered timely if we receive it in a reasonable time before we begin to print and send our proxy materials for such meeting. Only those proposals that comply with the Company’s Second Amended and Restated By-Laws (the “By-Laws”) and the requirements of Rule 14a-8 of the Exchange Act will be included in the Company’s proxy statement for the 2016 Annual Meeting of Shareholders.

Shareholders may present proposals that are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the shareholder must comply with the procedures specified in the By-laws which have been filed as Exhibit 3.2 to our Current Report filed on Form 8-K, filed with the SEC on October 16, 2014, and are available in print upon request to the Secretary of the Company. Our By-laws require all shareholders who intend to make proposals at an annual meeting of shareholders to submit their proposals to the Secretary of the Company not fewer than 60 and not more than 90 days before the anniversary date of the previous year’s annual meeting of shareholders. The By-laws also provide that nominations for Director may only be made by the Board of Directors (or an authorized committee of the Board of Directors) or by a shareholder of record entitled to vote who sends notice to the Secretary of the Company not fewer than 60 nor more than 90 days before the anniversary date of the previous year’s annual meeting of shareholders. Any nomination by a shareholder must comply with the procedures specified in the By-laws. To be eligible for consideration at the 2016 Annual Meeting of Shareholders, proposals that have not been submitted by the deadline for inclusion in the proxy statement and any nominations for Director must be received by the Company’s Secretary between September 28, 2016 and October 18, 2016. This advance notice period is intended to allow all shareholders an opportunity to consider all business and nominees expected to be considered at the meeting. However, if the 2016 Annual Meeting of Shareholders is held on a date that is not within 30 days before or after December 16, 2016, the anniversary of the Annual Meeting, shareholder proposals that have not been submitted by the deadline for inclusion in the proxy statement and any nominations for Director must be received by the close of business on the tenth day following the earlier of the date on which notice of the 2016 Annual Meeting of Shareholders is mailed or the date on which public disclosure of the date of the 2016 Annual Meeting of Shareholders is made.

All submissions to, or requests from, the Secretary of the Company should be made to: Adir Katzav, Secretary of Eagle Bulk Shipping Inc., at 477 Madison Avenue, Suite 1405, New York, New York 10022.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and the rules thereunder, the Company’s executive officers and Directors and persons who own more than 10% of a registered class of the Company’s equity securities are required to file with the SEC reports of their ownership of, and transactions in, the Company’s common stock. Based solely on a review of copies of such reports furnished to the Company, and written representations that no reports were required, the Company believes that during the fiscal year ended December 31, 2014, its executive officers, Directors and 10% holders complied with the Section 16(a) requirements.

IMPORTANT NOTICE REGARDING DELIVERY

OF SHAREHOLDER DOCUMENTS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is referred to as “householding,” potentially provides extra convenience for shareholders and reduces printing and postage costs for companies.

The Company and some brokers utilize the householding process for proxy materials. In accordance with a notice sent to certain shareholders who share a single address, only one copy of this proxy statement and the Company’s 2014 Annual Report is being sent to that address, unless we received contrary instructions from any shareholder at that address. Shareholders who participate in householding will continue to receive separate proxy cards. Householding will continue until you are notified otherwise or until one or more shareholders at your address revokes consent. If you revoke consent, you will be removed from the householding program within 30 days of receipt of the revocation. If you hold your Company stock in “street name,” additional information regarding householding of proxy materials should be forwarded to you by your broker.

If you wish to receive a separate copy of this proxy statement or the Company’s 2016 Annual Report, or would like to receive separate proxy statements and annual reports in the future, or if you are receiving multiple copies of annual reports and proxy statements at an address shared with another shareholder and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Adir Katzav, Secretary of Eagle Bulk Shipping Inc., at 477 Madison Avenue, Suite 1405, New York, New York 10022 or making a request via telephone at (212) 785-2500.

OTHER MATTERS

As of the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the Annual Meeting. If any other matters should come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: November 6, 2015

EAGLE BULK SHIPPING INC.
477 MADISON AVENUE
NEW YORK, NY 10022

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following director nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Randee E. Day
02 Justin A. Knowles
03 Paul M. Leand, Jr.
04 Stanley H. Ryan
05 Bart Veldhuizen
06 Gary Vogel
07 Gary Weston

The Board of Directors recommends you vote FOR proposals 2. and 3.

NOTE: If you receive more than one proxy card, please vote with respect to each card you receive.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000258427_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

EAGLE BULK SHIPPING INC.
Annual Meeting of Shareholders
December 16, 2015 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Gary Vogel and Adir Katzav, or either of them, each with full power of substitution, as proxies, to represent and vote as designated on the reverse side, all of the shares of Common Stock of Eagle Bulk Shipping Inc. held of record by the undersigned on October 21, 2015, at the Annual Meeting of Shareholders to be held at the offices of Akin Gump Strauss Hauer & Feld LLP, 44th Floor, One Bryant Park, New York, New York 10036 at 10:00 a.m., local time, on Wednesday, December 16, 2015, or at any adjournment or postponement thereof.

This proxy may be revoked at any time before it is exercised.

This proxy card, when properly executed, will be voted in the manner directed herein. If no direction is made but the card is signed, this proxy card will be voted "FOR" each of the nominees for director named in Proposal No. 1 and "FOR" Proposals No. 2 and 3. If any other matter is properly presented at the Annual Meeting of Shareholders, this proxy will be voted in accordance with the judgment of the persons appointed as proxies.

Continued and to be signed on reverse side

0000258427_2 R1.0.0.51160